Exhibit 99.1

AstroNova Announces Repurchase of Common Stock

WEST WARWICK, R.I. – May 3, 2017 – AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, today announced that it has repurchased 826,305 shares of its common stock from the Albert W. Ondis Declaration of Trust (the “Trust”) for $11.2 million, or $13.60 per share. The repurchased shares constituted approximately 12.7% of the outstanding shares of AstroNova’s common stock. The transaction was executed on May 1, 2017 and was funded May 2, 2017 using existing cash on hand. Following the repurchase, the Trust owns 36,000 shares of the Company’s common stock, or approximately 0.5% of the total number of outstanding shares of common stock.

“The purchase of these shares reflects our confidence in AstroNova’s future and in our ability to continue generating strong cash flow,” said President and CEO Greg Woods. “Given the market opportunity for our Product Identification and Test & Measurement products, we believe this share repurchase is an excellent use of capital that delivers tangible value to shareholders while allowing sufficient liquidity to execute on our long-term growth strategy.”

April L. Ondis, who serves on the Company’s Board of Directors, is a beneficiary of the Albert W. Ondis Declaration of Trust, and Ms. Ondis’s brother, Albert W. Ondis, III, serves as trustee of the Trust. Prior to entering into the transaction, AstroNova’s Board of Directors obtained an opinion from an independent investment banking firm as to the fairness, from a financial point of view, to AstroNova’s public shareholders other than the Trust, of the consideration paid by the Company in the transaction.

About AstroNova

AstroNova, Inc. (NASDAQ: ALOT), a global leader in data visualization technologies, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze and present data in multiple formats. The Product Identification segment offers a variety of hardware and software products and associated supplies that allow customers to mark, track and enhance the appearance of their products. The segment’s two business units are QuickLabel®, the industry leader in tabletop digital color label printing and TrojanLabel™, a leader in the light-production color label press and specialty printer markets. The Test and Measurement segment includes the Test & Measurement business unit, which offers a suite of products and services that acquire, record and analyze electronic signal data from local and networked sensors. The segment also includes the Aerospace business unit, which makes printers, networking hardware and related accessories. These products are used in the aircraft flight deck to print flight plans, navigation information, and performance data and in the aircraft cabin to print maintenance data, receipts and passenger manifests. AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of AstroNova’s 2017 Annual Meeting of Shareholders to be held on May 17, 2017. AstroNova has filed a definitive proxy statement and other materials relevant to the annual meeting with the United States Securities and Exchange Commission (the “SEC”). Shareholders of AstroNova are urged to read all relevant documents filed with the SEC, including the definitive proxy statement, because they contain important information about the matters to be voted upon at the annual meeting. Shareholders are able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from AstroNova by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 617-542-5300.

Participants in the Solicitation

AstroNova and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of AstroNova in connection with the annual meeting. Information about AstroNova’s directors and executive officers is set forth in AstroNova’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017, which was filed with the SEC on April 7, 2017, and its definitive proxy statement relating to the 2017 annual meeting of shareholders, which was filed with the SEC on April 13, 2017.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning growth through acquisitions, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Associates, Inc.

Tel: (617) 320-8282

ALOT@investorrelations.com

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